Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-172599) and S-8 (No. 333-80471, No. 333-118299, No. 333-181642, No. 333-170488 and No. 033-36485) of Granite Construction Incorporated of our report dated February 21, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 21, 2019